UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
(Date of earliest event reported):

September 17, 2012

Cardigant Medical Inc.
(Exact name of Registrant as specified in its charter)

Delaware, 333-176329, 26-4731758
(State or other jurisdiction
of incorporation) (Commission
File Number) (IRS Employer
Identification)

1500 Rosecrans Avenue, St 500
Manhattan Beach, CA 90266
(Address of principal executive office and zip code)

(310) 421-8654
(Registrant's telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


ITEM 5.02DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Jack Mott, CPA, MBA, has been appointed to the position of Chief Financial Officer. Mr. Mott is an experienced chief financial officer and financial executive serving public and private companies in financial and operational capacities. Jack began his career as a certified public accountant with Arthur Andersen & Co., worked internationally with Levi Strauss, and with Xerox Corporation in financial and operational management. Mr. Mott was with the Silicon Valley pioneering eBook and electronic publishing company SoftBook Press, Inc., serving in various capacities as Vice-President of Finance, Vice-President of Operations, and Vice-President of Business Development. Mr. Mott was directly involved with growth and the successful sale of SoftBook Press, Inc. to Gemstar-TV Guide International. Mr. Mott also served as Chief Financial Officer of TransDimension, Inc. (sold to Oxford Semiconductor), and Suburban Brands, Inc. taking the company public in 2006. Mr. Mott has consulted and advised in numerous public and private equity financings totaling over $50 million, and coordinated over $250 million in sales, mergers, acquisitions and restructurings. Jack has a B.Sc.in Accounting and Economics and an MBA from Loyola Marymount University. He is also a licensed certified public accountant in the state of California.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardigant Medical Inc.
By: /s/ Jerett Creed
Jerett Creed
Title: President and CEO

Dated: September 17, 2012